Registration No. 33-99096

SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INDIANA COMMUNITY BANCORP
(Exact name of Registrant as specified in its charter)

Indiana	35-1807839
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

501 Washington Street
Columbus, Indiana	47201
(Address of Principal Executive Offices)	(Zip Code)

INDIANA COMMUNITY BANCORP 1995 STOCK OPTION PLAN
(Full title of the plan)

JOHN K. KEACH, JR.	Copy to:
President & CEO	CLAUDIA V. SWHIER, ESQ.
Indiana Community Bancorp	Barnes & Thornburg LLP
501 Washington Street	11 S. Meridian Street
Columbus, Indiana 47201	Indianapolis, Indiana 46204
(Name and address of agent for service)

Telephone number, including area code, of agent for service:
(812) 376-3323

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer”, “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [X]

DEREGISTRATION OF UNSOLD SECURITIES

Indiana Community Bancorp (the “Registrant”) is filing this Post-Effective Amendment No. 1 to Form S-8 to deregister all shares of the Registrant’s common stock, no par value per share, that remain unsold as of the date hereof under the Registration Statement on Form S-8 (File No. 33-99096) filed on November 8, 1995.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, and the State of Indiana, on this 13th day of September, 2012.

INDIANA COMMUNITY BANCORP

By:	/s/ John K. Keach, Jr.
John K. Keach, Jr.,
President and Chief Executive Officer